BRAZE REPORTS FISCAL YEAR AND FOURTH QUARTER 2024 RESULTS

Fourth quarter revenue grew 33% year-over-year to $131.0 million

Achieved dollar-based net retention of 117% for the trailing 12 months

Introduced first quarter and full year fiscal 2025 guidance

NEW YORK -- (BUSINESSWIRE) -- March 27, 2024 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal year ended January 31, 2024.

"Fiscal 2024 marked another significant year for Braze, as we strengthened our position as the leading customer engagement platform and grew revenue by 33%, helping over 2,000 global brands foster growth, loyalty, and retention," said Bill Magnuson, cofounder and CEO of Braze. "In 2023, we orchestrated the delivery of over 2.6 trillion outgoing actions, including message sends, webhook executions, and Canvas actions taken to transform data and manage audiences, demonstrating the performance, reliability, and scalability of the Braze Customer Engagement Platform. We remain committed to helping brands embrace the craft of customer engagement by harnessing the power of rich first-party data, advanced machine learning, and artificial intelligence to create brilliant, meaningful experiences at scale."

Fiscal Fourth Quarter 2024 Financial Highlights

•Revenue was $131.0 million compared to $98.7 million in the fourth quarter of the fiscal year ended January 31, 2023, up 33% year-over year, driven primarily by new customers, upsells, and renewals.
•Subscription revenue in the quarter was $125.9 million compared to $94.8 million in the fourth quarter of the fiscal year ended January 31, 2023, and professional services and other revenue was $5.1 million compared to $3.9 million in the fourth quarter of the fiscal year ended January 31, 2023.
•Remaining performance obligations as of January 31, 2024 was $639.2 million, of which $409.1 million is current, which we define as less than one year.
•GAAP gross margin was 67.2% compared to 66.1% in the fourth quarter of the fiscal year ended January 31, 2023.
•Non-GAAP gross margin was 67.9% compared to 67.0% in the fourth quarter of the fiscal year ended January 31, 2023.
•Dollar-based net retention for all customers for the trailing 12 months ended January 31, 2024 and January 31, 2023 was 117% and 124%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 120% compared to 126% for the fiscal year ended January 31, 2023.
•Total customers increased to 2,044 as of January 31, 2024 from 1,770 as of January 31, 2023; 202 of our customers had ARR of $500,000 or more as of January 31, 2024, compared to 156 customers as of January 31, 2023.
•GAAP operating loss was $32.3 million compared to an operating loss of $36.5 million in the fourth quarter of the fiscal year ended January 31, 2023. Contributors to the operating loss in the quarter included $24.2 million of stock-based compensation expense.

•Non-GAAP operating loss was $7.5 million compared to a loss of $16.7 million in the fourth quarter of the fiscal year ended January 31, 2023.
•GAAP net loss per basic and diluted share attributable to Braze common stockholders was $0.29 compared to $0.35 in the fourth quarter of the fiscal year ended January 31, 2023.
•Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $0.04 compared to $0.14 in the fourth quarter of the fiscal year ended January 31, 2023.
•Free cash flow was $(3.5) million compared to $(1.9) million in the fourth quarter of the fiscal year ended January 31, 2023.
•Total cash and cash equivalents, restricted cash, and marketable securities was $480.0 million as of January 31, 2024 compared to $482.7 million as the fiscal year ended January 31, 2023.

Fiscal Year 2024 Financial Highlights

•Revenue was $471.8 million compared to $355.4 million in the fiscal year ended January 31, 2023, up 32.7% year-over year, driven primarily by new customers, upsells, and renewals.
•Subscription revenue was $451.1 million compared to $338.4 million in the fiscal year ended January 31, 2023, and professional services and other revenue was $20.7 million compared to $17.1 million in the fiscal year ended January 31, 2023.
•GAAP gross margin was 68.7% compared to 67.4% in the fiscal year ended January 31, 2023.
•Non-GAAP gross margin was 69.5% compared to 68.5% in the fiscal year ended January 31, 2023.
•GAAP operating loss was $144.7 million compared to a loss of $148.1 million in the fiscal year ended January 31, 2023. Contributors to the operating loss in the quarter included $97.2 million of stock-based compensation expense.
•Non-GAAP operating loss was $39.9 million compared to a loss of $69.5 million in the fiscal year ended January 31, 2023.
•GAAP net loss per basic and diluted share attributable to Braze common stockholders was $1.32 compared to $1.47 in the fiscal year ended January 31, 2023.
•Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $0.25 compared to $0.64 in the fiscal year ended January 31, 2023.
•Net cash provided by operating activities was $6.9 million compared to net cash used in operating activities of $22.3 million in the fiscal year ended January 31, 2023.
•Free cash flow was $(6.5) million compared to $(39.0) million in the fiscal year ended January 31, 2023.

Recent Business Highlights

•Notable new business wins and upsells in the quarter included AB InBev, Bojangles, DraftKings, FanDuel, Flix SE (known mostly for its brands FlixBus and Greyhound), and Nestle Purina, among others.
•In fiscal year 2024, DoorDash and Wendy’s partnered with Braze to enhance their customer engagement efforts.
•Launched new Sage AI features including AI Item Recommendations, Personalized Paths, Tone Control, and Estimated Real Open Rates, enhancing our Sage AI by Braze offering.
•Braze earned six Best Software Awards from G2, recognized in the categories of Best Software Products, Global Software Companies, Highest Satisfaction Products, Marketing and Digital Advertising Products, Products for Enterprise, and Products for Mid-Market.
•Published fourth annual Customer Engagement Report, which combines data from over 1,900 marketing decision makers in 14 countries across CPG, Financial Services, Health & Wellness, Media & Entertainment, Retail & eCommerce, QSR, and On-Demand.

Financial Outlook

Braze is initiating guidance for the fiscal first quarter ending April 30, 2024 and fiscal year ending January 31, 2025.

Metric (in millions, except per share amounts)	FY 2025 Q1 Guidance	FY 2025 Guidance
Revenue	$131.0 - 132.0	$570.0 - 575.0
Non-GAAP operating loss	$(13.0) - (14.0)	$(20.0) - (24.0)
Non-GAAP net loss	$(10.0) - (11.0)	$(8.0) - (12.0)
Non-GAAP net loss per share	$(0.10) - (0.11)	$(0.08) - (0.12)
Weighted average shares outstanding	~99.5	~101.0

Braze has not reconciled its guidance as to non-GAAP operating loss, non-GAAP net loss or non-GAAP net loss per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Fiscal Year and Fourth Quarter 2024 Financial Results Conference Call
When: Wednesday, March 27th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, contingent consideration adjustments, acquisition related expense, amortization of intangible assets, and restructuring expense. Prior to the fourth quarter of the fiscal year ended January 31, 2023, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, or non-GAAP net loss for acquisition related expense, because there was not acquisition activity by Braze in prior periods. Additionally, prior to the second quarter of the fiscal year ended January 31, 2024, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin or non-GAAP net loss for amortization of intangible assets, because there were no such amortizations in prior periods, or for restructuring expense, because such amounts were not material in prior periods. Further, prior to the fourth quarter of the fiscal year ended January 31, 2024, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin or non-GAAP net loss for contingent consideration adjustments, because there were no such adjustments in prior periods. Braze defines non-GAAP free cash flow as net cash used in operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the first quarter of and full fiscal year ended January 31, 2025. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” “and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (2) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (3) Braze’s history of operating losses; (4) Braze’s limited operating history at its current scale; (5) Braze’s ability to successfully manage its growth; (6) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (7) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (8) Braze’s ability to attract new customers and renew existing customers; (9) the competitive markets in which Braze participates and the intense competition that it faces; (10) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (11) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 7, 2023, and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024, that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging.™ Braze allows any marketer to collect and take action on any amount of data from any source, so they can creatively engage with customers in real time, across channels from one platform. From cross-channel messaging and journey orchestration to Al-powered experimentation and optimization, Braze enables companies to build and maintain absolutely engaging relationships with their customers that foster growth and loyalty. The company has been recognized as a 2024 U.S. News Best Technology Companies to Work For, is a 2023 UK Best Workplace for Women by Great Place to Work, and was named a Leader by Gartner® in the 2023 Magic Quadrant™ for Multichannel Marketing Hubs and in The Forrester Wave™: Cross-Channel Marketing Hubs, Q1 2023. Braze is headquartered in New York with 10+ offices across North America, Europe, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023

Revenue	$130,957	$98,675	$471,800	$355,426
Cost of revenue (1)(2)	42,992	33,425	147,527	115,818
Gross Profit	87,965	65,250	324,273	239,608

Operating expenses:
Sales and marketing (1)(2)(6)	63,051	52,792	247,125	201,684
Research and development (1)(2)	31,114	26,754	119,863	97,293
General and administrative (1)(2)(3)(4)(5)(6)(7)	26,093	22,224	101,977	88,771
Total operating expenses	120,258	101,770	468,965	387,748
Loss from operations	(32,293)	(36,520)	(144,692)	(148,140)
Other income, net	4,354	3,637	16,220	7,977
Loss before provision for income taxes	(27,939)	(32,883)	(128,472)	(140,163)
Provision for income taxes	639	925	1,957	583
Net loss	(28,578)	(33,808)	(130,429)	(140,746)
Net loss attributable to redeemable non-controlling interest	(301)	(357)	(1,263)	(1,780)
Net loss attributable to Braze, Inc.	$(28,277)	$(33,451)	$(129,166)	$(138,966)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.29)	$(0.35)	$(1.32)	$(1.47)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	98,561	94,966	98,096	94,569

(1) Includes stock-based compensation as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of revenue	$895	$896	$3,585	$3,616
Sales and marketing	7,644	6,253	31,198	23,871
Research and development	9,711	7,743	38,962	28,897
General and administrative	5,966	3,933	23,432	15,833
Total stock-based compensation expense	$24,216	$18,825	$97,177	$72,217

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Cost of revenue	$44	$14	$125	$71
Sales and marketing	238	60	847	603
Research and development	192	49	913	353
General and administrative	104	67	343	319
Total employer taxes related to stock-based compensation expense	$578	$190	$2,228	$1,346

(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
General and administrative	$1,371	$—	$3,762	$4,260

(4) Includes acquisition related expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
General and administrative	$—	$773	$1,946	$773

(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
General and administrative	$217	$—	$580	$—

(6) Includes restructuring related expense as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Sales and marketing	$—	$—	$541	$—
General and administrative	—	—	103	—
Total restructuring costs	$—	$—	$644	$—

(7) Includes adjustment to the fair value of the contingent consideration liability as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
General and administrative	$(1,572)	$—	$(1,572)	$—

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	January 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$68,228	$68,587
Restricted cash, current	3,373	—
Accounts receivable, net of allowance of $2,772 and $1,613 at January 31, 2024 and January 31, 2023, respectively	92,256	78,338
Marketable securities	407,898	410,083
Prepaid expenses and other current assets	29,366	26,163
Total current assets	601,121	583,171
Restricted cash, noncurrent	530	4,036
Property and equipment, net	29,358	20,339
Operating lease right-of-use assets	81,163	46,261
Deferred contract costs	63,661	48,451
Goodwill	28,448	—
Intangible assets, net	3,690	500
Other assets	2,970	2,648
TOTAL ASSETS	$810,941	$705,406
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	6,321	3,101
Accrued expenses and other current liabilities	63,264	37,415
Deferred revenue	204,269	166,092
Operating lease liabilities, current	15,585	10,695
Total current liabilities	289,439	217,303
Operating lease liabilities, noncurrent	75,027	40,590
Other long-term liabilities	2,050	755
TOTAL LIABILITIES	366,516	258,648
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	192	1,455
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of January 31, 2024 and January 31, 2023, respectively; 73,037,015 and 61,585,973 shares issued and outstanding as of January 31, 2024 and January 31, 2023, respectively	7	6
Class B common stock, $0.0001 par value; 110,000,000 and 110,000,000 shares authorized as of January 31, 2024 and January 31, 2023, respectively; 27,173,408 and 34,389,453 shares issued and outstanding as of January 31, 2024 and January 31, 2023, respectively	3	4
Additional paid-in capital	928,494	806,044
Accumulated other comprehensive loss	(1,178)	(6,824)
Accumulated deficit	(483,093)	(353,927)
TOTAL STOCKHOLDERS’ EQUITY	444,233	445,303
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$810,941	$705,406

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended January 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(130,429)	$(140,746)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Stock-based compensation	97,232	72,243
Amortization of deferred contract costs	29,788	23,639
Depreciation and amortization	6,963	4,618
Provision for credit losses	2,020	807
Value of common stock donated to charity	3,762	4,260
(Accretion) amortization of (discount) premium on marketable securities	(2,077)	1,336
Non-cash foreign exchange loss	460	1,612
Fair value adjustments to contingent consideration	(1,572)	—
Other	(349)	495
Changes in operating assets and liabilities:
Accounts receivable	(14,008)	(14,650)
Prepaid expenses and other current assets	(3,413)	3,596
Deferred contract costs	(45,119)	(30,469)
ROU assets and liabilities	4,275	3,355
Other assets	229	1,711
Accounts payable	3,419	906
Accrued expenses and other current liabilities	20,990	5,075
Deferred revenue	34,108	39,894
Other long-term liabilities	571	10
Net cash provided by/(used in) operating activities	6,850	(22,308)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition; net of cash acquired	(16,319)	—
Purchases of property and equipment	(9,761)	(15,447)
Capitalized internal-use software costs	(3,574)	(1,258)
Purchases of marketable securities	(248,059)	(638,221)
Maturities of marketable securities	257,737	256,407
Net cash used in investing activities	(19,976)	(398,519)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	7,263	11,332
Proceeds from stock associated with employee stock purchase plan	6,011	—
Payments of deferred purchase consideration	(165)	—
Net cash provided by financing activities	13,109	11,332
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(475)	(855)
Net change in cash, cash equivalents, and restricted cash	(492)	(410,350)
Cash, cash equivalents, and restricted cash, beginning of period	72,623	482,973
Cash, cash equivalents, and restricted cash, end of period	$72,131	$72,623

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023

Gross profit	$87,965	$65,250	$324,273	$239,608
Plus:
Stock-based compensation expense	895	896	3,585	3,616
Employer taxes related to stock-based compensation expense	44	14	125	71
Non-GAAP gross profit	$88,904	$66,160	$327,983	$243,295
GAAP gross margin	67.2%	66.1%	68.7%	67.4%
Non-GAAP gross margin	67.9%	67.0%	69.5%	68.5%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023

GAAP sales and marketing expense	$63,051	$52,792	$247,125	$201,684
Less:
Stock-based compensation expense	7,644	6,253	31,198	23,871
Employer taxes related to stock-based compensation expense	238	60	847	603
Restructuring expense	—	—	541	—
Non-GAAP sales and marketing expense	$55,169	$46,479	$214,539	$177,210

GAAP research and development expense	$31,114	$26,754	$119,863	$97,293
Less:
Stock-based compensation expense	9,711	7,743	38,962	28,897
Employer taxes related to stock-based compensation expense	192	49	913	353
Non-GAAP research and development expense	$21,211	$18,962	$79,988	$68,043

GAAP general and administrative expense	$26,093	$22,224	$101,977	$88,771
Less:
Stock-based compensation expense	5,966	3,933	23,432	15,833
Employer taxes related to stock-based compensation expense	104	67	343	319
1% Pledge charitable contribution expense	1,371	—	3,762	4,260
Acquisition related expense	—	773	1,946	773
Amortization of intangibles expense	217	—	580	—
Restructuring expense	—	—	103	—
Contingent consideration adjustment	(1,572)	—	(1,572)	—
Non-GAAP general and administrative expense	$20,007	$17,451	$73,383	$67,586

Reconciliation of GAAP to Non-GAAP Operating Loss	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023

Loss from operations	$(32,293)	$(36,520)	$(144,692)	$(148,140)
Plus:
Stock-based compensation expense	24,216	18,825	97,177	72,217
Employer taxes related to stock-based compensation expense	578	190	2,228	1,346
1% Pledge charitable contribution expense	1,371	—	3,762	4,260
Acquisition related expense	—	773	1,946	773
Amortization of intangibles expense	217	—	580	—
Restructuring expense	—	—	644	—
Contingent consideration adjustment	(1,572)	—	(1,572)	—
Non-GAAP loss from operations	$(7,483)	$(16,732)	$(39,927)	$(69,544)
GAAP operating margin	(24.7)%	(37.0)%	(30.7)%	(41.7)%
Non-GAAP operating margin	(5.7)%	(17.0)%	(8.5)%	(19.6)%

Reconciliation of GAAP to Non-GAAP Net Loss	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023

Net loss attributable to Braze, Inc.	$(28,277)	$(33,451)	$(129,166)	$(138,966)
Plus:
Stock-based compensation expense	24,216	18,825	97,177	72,217
Employer taxes related to stock-based compensation expense	578	190	2,228	1,346
1% Pledge charitable contribution expense	1,371	—	3,762	4,260
Acquisition related expense	—	773	1,946	773
Amortization of intangibles expense	217	—	580	—
Restructuring expense	—	—	644	—
Contingent consideration adjustment	(1,572)	—	(1,572)	—
Non-GAAP net loss attributable to Braze, Inc.(1)	$(3,467)	$(13,663)	$(24,401)	$(60,370)

Non-GAAP net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.04)	$(0.14)	$(0.25)	$(0.64)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	98,561	94,966	98,096	94,569

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment due to the Company’s historical non-GAAP net loss position and available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023

Net cash provided by/(used in) operating activities	$3,821	$12	$6,850	$(22,308)
Less:
Purchases of property and equipment	(6,322)	(1,381)	(9,761)	(15,447)
Capitalized internal-use software costs	(1,038)	(553)	(3,574)	(1,258)
Non-GAAP free cash flow	$(3,539)	$(1,922)	$(6,485)	$(39,013)

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Meghan Halaszynski
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.